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Exhibit 5.1

[LETTERHEAD OF LATHAM & WATKINS LLP]

December 16, 2004

Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3872

  Re:
  Form S-3 Registration Statement;
  500,000 Shares of Common Stock, Par Value $.01 Per Share

Ladies and Gentlemen:

        We have acted as special counsel to Southwest Water Company, a Delaware corporation (the "Company"), in connection with the proposed issuance of 500,000 shares of common stock, $.01 par value per share (the "Shares"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") on December 17, 2004 (the "Registration Statement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

        As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares will be timely completed in the manner proposed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

        We are opining herein only as to the validity of the Shares under the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

        Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP

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